Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-163919, 333-190222, 333-199120, 333-213835, 333-234303, 333-244380 and 333-266105) of Oramed Pharmaceuticals Inc. of our report dated March 27, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel

March 27, 2025